Exhibit 99.1

Press Release

Contact:
Investor Relations	Shailesh Shukla
Redback Networks	Redback Networks
408-750-5130	408-750-5012
investor_relations@redback.com	shukla@redback.com

Redback Networks Announces First Quarter 2004 Operating Results

$30.2 million Q1’04 revenue; third consecutive quarter of revenue growth

SAN JOSE, Calif., April 14, 2004 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its first quarter 2004 results for the period ended March 31, 2004. Net revenue for the first quarter of 2004 was $30.2 million, compared with $28.4 million for the fourth quarter of 2003 and $29.5 million for the first quarter of 2003. On January 5, 2004 the company received $30.0 million from Technology Crossover Ventures in exchange for 651,749 shares of the company’s Series B Convertible Preferred shares and warrants exercisable for 1,629,373 shares of common stock. The company ended its first quarter of 2004 with $42.0 million of unrestricted cash.

GAAP net loss for the first quarter of 2004 was $33.0 million or $0.64 per share attributable to common stockholders based on weighted average shares outstanding of 51.4 million compared to a GAAP net loss of $24.9 million or $0.14 per share based on weighted average shares outstanding of 179.7 million in the first quarter of 2003. Included in the GAAP net loss for the first quarter of 2004 were charges of $25.1 million including a deemed dividend and accretion on preferred stock of $16.8 million, deferred stock compensation charges of $5.3 million, amortization of intangible assets resulting from fresh start accounting of $2.7 million and other charges of $0.3 million.

Non-GAAP net loss for the first quarter of 2004 was $7.9 million or $0.15 per share based on weighted average shares outstanding of 51.4 million compared to a non-GAAP net loss of $23.2 million or $0.13 per share based on weighted average shares outstanding of 179.7 million in the first quarter of 2003.

Non-GAAP results exclude amortization of intangible assets arising from fresh-start accounting, the proceeds from the sale of inventory as scrap, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, a deemed dividend to the preferred stockholders due to a beneficial conversion feature and accretion of a dividend payable to the preferred stockholders. See the attached table for a reconciliation of our non-GAAP results to GAAP results.

The company emerged from Chapter 11 bankruptcy on January 2, 2004. Results for the period following our emergence from Chapter 11 reflect fresh-start accounting adjustments as required by generally accepted accounting principles (GAAP). Additionally, on January 2, 2004, in connection with our restructuring, we canceled our existing common stock and issued new common stock. The recapitalization of the company resulted in approximately 52 million shares of common stock outstanding as compared with 183 million shares of common stock outstanding before the restructure. Accordingly, our financial results for periods following our emergence from bankruptcy are not comparable to our results for prior periods. The activity of the company for the period January 1, 2004 through January 2, 2004 is included in the pre-bankruptcy or “predecessor” company. The activity of the company for the period January 3, 2004 through March 31, 2004 is included in the post bankruptcy or “successor” company.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is 1-847-619-6820. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com, under Investor Center. A telephone replay of the conference call will be available later in the day. Replay information will be available at 1-630-652-3018, access code: 8732390. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks Inc.

Redback Networks Inc., a leading provider of broadband networking systems, enables carriers and service providers to build third-generation broadband networks that can profitably deliver simplified, personalized, portable subscriber services to consumers and businesses. The company’s carrier-class, consumer-scale SmartEdge® Router and Service Gateway platforms for Consumer IP combine subscriber management systems and edge routing in conjunction with the NetOp™ element and policy management platform to provide a powerful, flexible infrastructure for managing both subscribers and value-added services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. SMS, NetOp, and User Intelligent Networks are trademarks or service marks of Redback Networks Inc.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results . All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K, Form 8-K, Redback’s Registration Statement on Form S-3 (File No. 333-114352), and amendments thereto, and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor	Predecessor
	January 3 Through March 31, 2004	January 1 Through January 2, 2004	Three Months ended March 31, 2003
Net revenue	$30,166	$—	$29,490

Cost of revenue, excluding amortization	13,814	—	15,911
Amortization	2,728	—	1,632

Total cost of revenue	16,542	—	17,543

Gross profit	13,624	—	11,947

Operating expenses:
Research and development	11,912	—	18,551
Selling, general and administrative	9,767	—	13,495
Reorganization items	2,787	—	—
Amortization of intangible assets	—	—	83
Stock-based compensation	5,287	—	363

Total operating expenses	29,753	—	32,492

Loss from operations	(16,129)	—	(20,545)

Other income (expense)	(69)	—	(4,323)
Net gain on discharge of debt	—	71,749	—
Fresh start adjustments	—	(219,276)	—
Induced conversion charge	—	(335,809)	—

Loss before reorganization items	(16,198)	(483,336)	(24,868)

Reorganization items	—	1,539	—

Net loss before deemed dividend and accretion on preferred stock	(16,198)	(484,875)	(24,868)

Deemed dividend and accretion on preferred stock	(16,821)	—	—

Net loss attributable to common stockholders	$(33,019)	$(484,875)	$(24,868)

Net loss attributable to common stockholders per share—basic and diluted	$(0.64)		$(0.14)

Shares used in computing net loss attributable to common stockholders per share (a)	51,373		179,695

(a)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor
	January 3, 2004 Through March 31, 2004
	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$30,166	$—		$30,166

Cost of revenue, excluding amortization	13,977	(163	)(d)	13,814
Amortization	—	2,654	(c)	2,728
	—	74	(f)	—

Total cost of revenue	13,977	2,565		16,542

Gross profit (loss)	16,189	(2,565)		13,624

Operating expenses:
Research and development	11,614	298	(f)	11,912
Selling, general and administrative	9,659	108	(f)	9,767
Reorganization items	2,787	—		2,787
Stock-based compensation	—	5,287	(e)	5,287

Total operating expenses	24,060	5,693		29,753

Loss from operations	(7,871)	(8,258)		(16,129)

Other income (expense)	(69)	—		(69)

Net loss before deemed dividend and accretion on preferred stock	(7,940)	(8,258)		(16,198)

Deemed dividend and accretion on preferred stock	—	(16,821	)(g)	(16,821)

Net loss attributable to common stockholders	$(7,940)	$(25,079)		$(33,019)

Net loss attributable to common stockholders per share – basic and diluted	$(0.15)			$(0.64)

Shares used in computing net loss attributable to common stockholders per share (h)	51,373	—		51,373

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, proceeds from sale of inventory as scrap, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, a deemed dividend to the preferred stockholders due to a beneficial conversion feature and accretion of a dividend payable to the preferred stockholders.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets arising from fresh-start accounting.
(d)	Amount represents proceeds from sale of inventory as scrap.
(e)	Amount represents amortization of stock-based compensation.
(f)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(g)	Amount represents a deemed dividend to the preferred stockholders due to a beneficial conversion feature of $16.7M and accretion of a dividend payable to the preferred stockholders of $0.1M.
(h)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Predecessor
	Three Months ended March 31, 2003
	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$29,490	$—		$29,490

Cost of revenue, excluding amortization	15,911	—		15,911
Amortization	—	1,632	(c)	1,632

Total cost of revenue	15,911	1,632		17,543

Gross profit (loss)	13,579	(1,632)		11,947

Operating expenses:
Research and development	18,551	—		18,551
Selling, general and administrative	13,495	—		13,495
Amortization of intangible assets	—	83	(c)	83
Stock-based compensation	—	363	(d)	363

Total operating expenses	32,046	446		32,492

Loss from operations	(18,467)	(2,078)		(20,545)

Other income (expense)	(4,752)	429	(e)	(4,323)

Net loss	$(23,219)	$(1,649)		$(24,868)

Net loss per share—basic and diluted	$(0.13)			$(0.14)

Shares used in computing net loss per share	179,695	—		179,695

(a)	Non-GAAP amounts exclude certain items including amortization of intangible assets, amortization of stock-based compensation, and realized gains on certain investments.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of stock-based compensation.
(e)	Amount represents realized gains on certain investments.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help asses our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	Successor	Predecessor
	March 31, 2004	January 2, 2004 (1)	December 31, 2003
Assets
Assets:
Cash and cash equivalents	$42,029	$21,104	$20,519
Restricted cash	955	955	955

Total cash, cash equivalents and restricted cash	42,984	22,059	21,474
Accounts receivable, net	17,144	12,529	12,529
Inventories	5,638	6,376	6,376
Property and equipment, net	19,062	19,952	28,149
Reorganization value in excess of amounts allocable to identifiable assets/goodwill	147,072	147,072	431,742
Intangibles, net	74,247	76,900	463
Other assets	12,375	6,013	8,859

Total assets	$318,522	$290,901	$509,592

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable and accrued liabilities	$39,264	$43,399	$41,860
Deferred revenue	11,422	7,167	7,167
Borrowings and capital lease obligations	1,465	335	335

Total liabilities not subject to compromise	52,151	50,901	49,362
Liabilities subject to compromise (2)	—	—	564,336

Total liabilities	52,151	50,901	613,698

Mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	266,371	240,000	(104,106)

Total liabilities and stockholders’ equity (deficit)	$318,522	$290,901	$509,592

(1)	The balance sheet was adjusted to reflect the completion of the prepackaged plan of reorganization and our adoption of “fresh-start” accounting following the emergence from bankruptcy as of January 2, 2004.
(2)	Liabilities subject to compromise is net of restricted cash totaling $1.4 million as of December 31, 2003 relating to lease deposits.